THIS WARRANT AND THE CLASS A SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS WARRANT AND THE CLASS A SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER CONTAINED IN THIS CERTIFICATE, THE INVESTOR RIGHTS AGREEMENT TO WHICH THE WARRANTHOLDER IS A PARTY AND THE ISSUER'S DECLARATION OF TRUST, AS IN EFFECT FROM TIME TO TIME. A COPY OF SAID INVESTOR RIGHTS AGREEMENT AND DECLARATION OF TRUST IS AVAILABLE FOR INSPECTION, WITHOUT CHARGE, AT THE OFFICES OF THE ISSUER.


                                                  December 15, 1998


                         WARRANT CERTIFICATE TO PURCHASE
                                CLASS A SHARES OF

                            STARWOOD FINANCIAL TRUST


         This Warrant Certificate (the "Warrant Certificate") is to certify that ______________ and its permitted assignees (the "Warrantholder") is entitled, at any time on or after the first anniversary of the Original Issue Date (as defined in Section 5.1) but prior to the Expiration Date, to purchase, at the Exercise Price (as hereinafter defined), _________ Class A Shares (the "Initial Exercise Amount") of Starwood Financial Trust (the "Company"). Unless earlier exercised in full and subject to the conditions set forth herein, this warrant shall expire at 5:00 P.M., New York City time, on December 15, 2005 (the "Expiration Date").

         1.       Exercise of Warrant.

                  1.1  This   Warrant   Certificate   is   exercisable  by   the
Warrantholder at the Exercise Price per Class A Share issuable hereunder, payable in cash, by certified or official bank check. In lieu of payment of the Exercise Price as provided above, the Warrantholder may elect a cashless net exercise; provided that with regard to transactions pursuant to Section 4 or
Section 11.4 of the Investor Rights Agreement, dated the date hereof, among the Company, Starwood Mezzanine Investors, L.P., SOFI-IV SMT Holdings, L.L.C., B Holdings, L.L.C., the Warrantholder, Lazard Freres Real Estate Fund II L.P., Lazard Freres Real Estate Offshore Fund II L.P. and LF Mortgage REIT (the "Investor Rights Agreement"), the cashless net exercise method may not be used. In the case of such cashless net exercise, the Warrantholder shall surrender this Warrant Certificate for cancellation and receive in exchange therefor (i) the full number of duly authorized, validly issued, fully paid and nonassessable Class A Shares specified, subject to adjustment in accordance with Section 5, less (ii) the number of Class A Shares with an aggregate Fair Market Value (as defined below) as of the Business Day (as defined below) on which the Warrantholder surrenders this Warrant to the Company (the "Exercise Date") equal to the aggregate Exercise Price that would have been payable upon such exercise absent election of the cashless net exercise alternative. Upon surrender of this Warrant Certificate with the Subscription Form (attached hereto) duly completed and executed, together with any required payment of the Exercise Price for the Class A Shares being purchased, at the Company's principal executive offices presently located at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, the Warrantholder shall be entitled to receive a certificate or certificates for the Class A Shares so purchased. "Business Day" means any day other than a Saturday, Sunday or a day on which all United States securities exchanges on which securities issued by the Company are listed, are authorized or required to be closed. "Fair Market Value" as of any date on which the same is being calculated shall mean the average closing price of the Class A Shares on the American Stock Exchange or the exchange or national quotation system on which the Class A Shares are primarily traded for the twenty Business Days preceding the calculation date.

                  1.2 The purchase rights represented by this Warrant Certificate are exercisable at the option of the Warrantholder, in whole or in part (but not as to fractional Class A Shares), at any time and from time to time on or after the first anniversary of the Original Issue Date and prior to the Expiration Date.

                  1.3 In the case of the purchase of less than all the Class A Shares purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate as soon as practicable to the Warrantholder of like tenor for the balance of the Class A Shares purchasable hereunder.

         2.       Issuance of Share Certificates.

                  2.1 The issuance of certificates for Class A Shares upon the exercise of this Warrant Certificate shall be made as soon as practicable thereafter and in any event within thirty (30) days of such exercise without charge to the Warrantholder, including, without limitation, any tax that may be payable in respect thereof, and such certificates shall (subject to the provisions of this Section 2) be issued in the name of, or (subject to restrictions on transfer contained herein) in such names as may be directed by, the Warrantholder; provided, however, that the Company shall not be required to pay any income tax to which the Warrantholder may be subject in connection with the issuance of this Warrant Certificate or of Class A Shares upon the exercise of this Warrant Certificate; provided, further, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the

Warrantholder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  2.2 Each person in whose name any such certificate for Class A Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered and payment of the Exercise Price (if applicable) and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         3.       Restrictions on Transfer.

                  3.1 Investment Representation and Transfer Restriction Legend. Except as permitted by the Investor Rights Agreement, this Warrant Certificate may not be sold, assigned, transferred or otherwise disposed, by the Warrantholder until the first anniversary of the Original Issue Date. The
Warrantholder, by acceptance of this Warrant Certificate, represents and warrants to the Company that it is acquiring this Warrant Certificate and the Class A Shares issued or issuable upon exercise hereof (the "Warrant Shares") for investment purposes only and not with a view towards the resale or other distribution hereof or thereof except in compliance with applicable securities laws. Each certificate representing Warrant Shares, unless at the same time of exercise such Warrant Shares are registered under the Act and no longer subject to the applicable restrictions, shall bear a legend in substantially the following form on the face thereof:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS WARRANT AND THE CLASS A SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER CONTAINED IN THE INVESTOR RIGHTS AGREEMENT TO WHICH HOLDER IS A PARTY AND THE ISSUER'S DECLARATION OF TRUST, AS IN EFFECT FROM TIME TO TIME. A COPY OF SAID INVESTOR RIGHTS AGREEMENT AND DECLARATION OF TRUST IS AVAILABLE FOR INSPECTION, WITHOUT CHARGE, AT THE OFFICES OF THE ISSUER.

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a distribution under a registration statement covering the securities represented thereby) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Warrantholder without violation of the registration requirements of the Act and are no longer subject to the applicable restriction.

         4.       Exercise Price and Exercise Amount.

                  4.1 Initial and Adjusted Exercise Price. The initial exercise price of this Warrant Certificate shall be $35.00 per Class A Share. The Exercise Price shall be adjusted from time to time pursuant to the provisions of
Section 5 hereof.

                  4.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price depending upon the context.

                  4.3 Exercise Amount. The term "Exercise Amount" shall mean the Initial Exercise Amount or the adjusted Exercise Amount determined pursuant to
Section 5 depending upon the context.

         5.       Adjustment of Exercise Amount and Number of Shares.

                  5.1 For purposes of this Warrant Certificate, "Original Issue Date" shall mean December 15, 1998.

                  5.2 The Exercise Amount shall be subject to adjustment from time to time as follows:

                  (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Class A Shares, the Exercise Amount then in effect immediately before the subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding Class A Shares, the Exercise Amount then in effect immediately before the combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Shares entitled to receive, a dividend or other distribution payable in additional Class A Shares, then in each such event the Exercise Amount then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to an amount equal to the amount determined by multiplying the Exercise Amount then in effect by a fraction:

                           (i) the  numerator of which shall be the total number
                  of Class A Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Class A Shares issuable in payment of such dividend or distribution; and

                           (ii) the denominator of which shall be the total number of Class A Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

         provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Amount shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Amount shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                  (c) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Shares entitled to receive, a dividend or other distribution payable in Securities of the Company other than Class A Shares, then and in each such event provision shall be made so that the Warrantholder shall receive upon exercise hereof, in addition to the number of Class A Shares receivable thereupon, the amount and type of securities that it would have received had its Warrant Certificate been exercised for Class A Shares on the date of such event and had it thereafter, during the period from the date of such event to and including the actual exercise date, retained such securities receivable by it as aforesaid during such period giving application to all adjustments called for during such period.

                  (d) Adjustment for Reclassification, Exchange, or Substitution. If the Class A Shares issuable upon exercise of this Warrant Certificate shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or share dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Warrantholder shall have the right thereafter to exercise this Warrant Certificate for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of Class A Shares into which this Warrant Certificate was exercisable immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (e) Adjustment for Merger or  Reorganization,  etc. In case of any consolidation or merger of the Company with or into another Person or the sale of all or substantially all of the assets of the Company to another Person, this Warrant Certificate shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of Class A Shares of the Company deliverable upon exercise of this Warrant Certificate would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board in form and substance reasonably satisfactory to the Warrantholder as to compliance with the terms of this paragraph) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Exercise Amount) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant Certificate.

                  (f) Exercise Price Adjustment. In the event of any adjustment to the Exercise Amount, the Exercise Price shall be adjusted as necessary so that the aggregate Exercise Amount multiplied by the Exercise Price before any adjustment is equal to the aggregate Exercise Amount multiplied by the Exercise Price after the adjustment (assuming no exercise of the Warrant Certificate).

                  (g) Certificate as to Amendments.  Upon the occurrence of each adjustment  or  readjustment  of the  Exercise  Price  pursuant to this
         Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and furnish to each Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such holder the most recent certificate setting forth
         (i) such adjustment or readjustment, (ii) the Exercise Amount and Exercise Price then in effect, and (iii) the number of Class A Shares and the amount, if any, of other property which then would be received upon exercise of this Warrant Certificate.

         6.       Exchange and Replacement of Warrant Certificate.

                  6.1 On surrender for exchange of this Warrant Certificate, or any Warrant Certificate or Warrant Certificates issued upon subdivision, exercise, or transfer in whole or in part of this Warrant Certificate, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct representing the right to purchase in the aggregate on the face or faces thereof the number of Class A Shares set forth on the face or faces of the Warrant Certificate or Warrant Certificates so surrendered.

                  6.2 In the event this or any subsequently issued Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, upon receipt of a proper affidavit (and surrender of any mutilated Warrant Certificate), and with respect to a lost or stolen certificate, an indemnity agreement or security reasonably satisfactory in form and amount to the Company, in each instance protecting the Company, issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

         7.       Elimination of Fractional Interests.

                  7.1 The Company shall not issue any fraction of a share in connection with the exercise of this Warrant Certificate, but in any case where the Warrantholder would, except for the provisions of this Section 7, be entitled under the terms of this Warrant Certificate to receive a fraction of a share upon the exercise of this Warrant Certificate, the Company shall, upon the exercise of the Warrant Certificate for the largest number of full shares then called for thereby and receipt of the Exercise Price thereof, pay a sum in cash equal to the Fair Market Value of such fraction of a share on the day preceding such exercise. The Warrantholder expressly waives its rights to receive any fraction of a share or a Warrant Certificate representing a fractional share upon exercise thereof.

                  7.2 If the taking of any action would cause an adjustment in the Exercise Price so that the exercise of this Warrant Certificate while such Exercise Price is in effect would cause shares to be issued at a price below their then par value, the Company will take such action as may, in the opinion of its counsel, be necessary in order that it may validly and legally issue fully paid and nonassessable Class A Shares upon the exercise of this Warrant Certificate.

         8. Reservation and Listing of Shares. The Company will cause to be reserved and kept available out of its authorized and unissued Class A Shares solely for the purpose of issuance upon exercise of this Warrant Certificate the number of Class A Shares sufficient to permit the exercise in full of this Warrant Certificate. The Company will take all necessary actions to assure that such Class A Shares are duly listed upon all exchanges or quoted in all markets, if any, where other Class A Shares are then currently listed or quoted. The Company will also take all necessary action, if any, to assure that such Class A Shares are issued without violation of any law or governmental regulation applicable to the Company or requirement of any securities exchange on which the Class A Shares are then listed; provided that the Company shall have no obligation to effect any registration of such Class A Shares except as required by the Investor Rights Agreement and provided further that the Company shall have received all necessary representations (which shall be true) and cooperation from the holder of the Warrant Certificate to the extent required for the Company to comply with securities laws applicable to such issuance or requirements of any exchange or markets on which the Class A Shares are then listed. Assuming payment in full of the Exercise Price

(including for this purpose, through a cashless net exercise), all Class A Shares issued upon exercise of this Warrant shall be duly issued, fully paid and nonassessable and free and clear of all liens, charges and encumbrances imposed upon the Class A Shares by or through the Company except for such liens, charges or other encumbrances created by or on behalf of the holder thereof or such restrictions as set forth in the Investor Rights Agreement or the Company's Declaration of Trust, as amended from time to time.

         9. Rights of Warrantholder. The Company may deem and treat the person in whose name this Warrant Certificate is registered with it as the absolute owner for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary. The terms "Warrantholder" and "holder of the Warrant Certificate" and all other similar terms used herein shall mean only such person(s) in whose name(s) this Warrant Certificate is properly registered on the Company's books. However, notwithstanding the foregoing, no person, entity or group may become a Warrantholder other than the Warrantholder unless and until (a) the provisions of Section 3.1 hereof have been complied with, (b) the Company has received an assignment transferring all right, title and interest in and to this Warrant Certificate, (c) such person, entity or group represents and warrants in writing that it will be the sole legal and beneficial owner thereof and (d) if such consent is required by
Section 16, the Company has consented in writing to such person becoming a Warrantholder.

         10. No Voting Rights; Limitations of Liability. No Warrant Certificate shall entitle the holder thereof to any voting rights or, except as otherwise provided herein, other rights of a shareholder of the Company, as such.

         11. Amendments and Waivers. Any provision of this Warrant Certificate may be amended or waived, but only pursuant to a written agreement signed by the Company and the Warrantholder.

         12. Severability. Any provision of this Warrant Certificate which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Warrant Certificate affecting the validity or enforceability of such provision in any other jurisdiction.

         13. Counterparts. This Warrant Certificate may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Warrant Certificate shall become effective when counterparts hereof executed on behalf of the Company and the Warrantholder shall have been received.

         14. Entire Agreement. This Warrant Certificate constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         15. Notices. Any notice or demand authorized by this Warrant Certificate to be given or made by the Warrantholder to or on the Company or to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent in writing by first-class mail, postage prepaid or by overnight courier, addressed as follows:

                  (a) If to the Warrantholder, to the address for such holder as shown on the books of the Company.

                  (b)      If to the Company, to:

                           Starwood Financial Trust
                           1114 Avenue of the Americas
                           27th Floor
                           New York, New York 10036
                           Attention: Spencer Haber

                           with copies to:

                           Mayer, Brown & Platt
                           1675 Broadway
                           New York, New York 10019
                           Attention: James B. Carlson

                           and:

                           Katten, Muchin & Zavis
                           525 West Monroe Street - Suite 1600
                           Chicago, Illinois  60661
                           Attention: Nina B. Matis

or at such other address as the registered holder or the Company may hereafter have advised the other.

         16. Successors. All the covenants, agreements, representations and warranties contained in this Warrant Certificate shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns; provided that the Warrant Certificate may not be assigned by the original Warrantholder (i) prior to the first anniversary of the date hereof or
(ii) to any Competitor (as defined in the Investor Rights Agreement) without the prior written consent of the Company.

         17. Headings. The Section headings in this Warrant Certificate have been inserted for purposes of convenience only and shall have no substantive effect.

         18. Law Governing. This Warrant Certificate is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the choice of law principle of such state), regardless of the jurisdiction of creation or domicile of the Company or its successors or of the holder at any time hereof.

         19. The Trust. Each of the parties hereto acknowledges and agrees that the name AStarwood Financial Trust@ is a designation of the Company and its Trustees (as Trustees but not personally) under the Company's Declaration of Trust, and all persons dealing with the Company shall look solely to the Company's assets for the enforcement of any claims against the Company, and the Trustees, officers, agents and security holders of the Company assume no personal liability for obligations entered into on behalf of the Company, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

         IN WITNESS WHEREOF, the Company has executed this Warrant Certificate by its duly authorized officer as of the day and year first above written.


                                STARWOOD FINANCIAL TRUST
                                a Maryland real estate investment trust



                                By:___________________________________
                                   Name:   Jay Sugarman
                                   Title:  CEO and President



                                 HOLDER


                                 By:___________________________________
                                    Name:
                                    Title:

                                 ASSIGNMENT FORM

                  (To Be Executed By The Holder of This Warrant

                  In Order to Assign This Warrant Certificate)


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ this Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________, attorney, to transfer the said Warrant on the books of STARWOOD FINANCIAL TRUST.




                                        -----------------------------
                                                Signature

                                        -----------------------------

                                        -----------------------------
                                                  Address



Dated: _________________________

                                SUBSCRIPTION FORM

                      (To Be Executed By The Warrantholder
                  In Order to Exercise The Warrant Certificate)


         The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right to purchase ________ Class A Shares of Starwood Financial Trust covered by such Warrant
Certificate, and herewith tenders _________ having a fair market value of $________ in full payment of the Exercise Price for such shares (which may include foregoing receipt of ___ Class A Shares as per Section 1.1 of the Warrant Certificate).


                                            -----------------------------
                                            Signature



                                            -----------------------------

                                            -----------------------------
                                                  Address



Dated: _____________________